The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and is effective. This preliminary prospectus supplement is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated August 4, 2020

Filed Pursuant to Rule 424(b)(3)

Registration No. 333-227800

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus dated April 8, 2019)

QUEST RESOURCE HOLDING CORPORATION

Shares of Common Stock

We are offering      shares of our common stock, par value $0.001 per share, pursuant to this prospectus supplement and the accompanying prospectus and a securities purchase agreement, at a price of $       per share.

Our common stock is traded on The Nasdaq Capital Market under the symbol “QRHC.” On August 3, 2020, the last reported sale price of our common stock on The Nasdaq Capital Market was $1.39 per share.

We have retained Roth Capital Partners, LLC as exclusive placement agent (the “Placement Agent”) in connection with this offering. The Placement Agent has agreed to use its reasonable best efforts to sell the securities offered by this prospectus supplement and the accompanying prospectus. The Placement Agent is not purchasing or selling any shares offered by this prospectus supplement and the accompanying base prospectus. See “Plan of Distribution” beginning on page S-15 of this prospectus supplement for more information regarding these arrangements.

Additionally, Our largest stockholder, which is controlled by the Chairman of our board of directors, intends to purchase       shares of our common stock in this offering at the public offering price, as more fully described in the “Plan of Distribution” section beginning on page S-15 of this prospectus supplement. The Placement Agent will receive the same discounts and commissions with respect to shares purchased by such stockholders as other shares offered in this prospectus supplement. The shares purchased by our Chairman are subject to a lock-up agreement with the Placement Agent as described in “Plan of Distribution.”

As of August 3, 2020, the aggregate market value of our outstanding common stock held by non-affiliates, or public float, was approximately $20,810,366, which was calculated based on 13,171,118 shares of common stock outstanding held by non-affiliates and on a price per share of $1.58, the reported sale price of our common stock on The Nasdaq Capital Market on June 5, 2020. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000. During the 12-calendar month period that ends on, and includes, the date of this prospectus supplement, we have not sold any securities pursuant to General Instruction I.B.6 of Form S-3.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-6 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total(1)
Public offering price	$	$
Placement Agent’s fees (1)	$	$
Proceeds to us, before expenses	$	$

(1)	We have retained Roth Capital Partners, LLC to act as our exclusive placement agent for this offering. We have agreed to pay the placement agent the placement agent fee set forth in the table above, which assumes that we sell all of the securities we are offering. The placement agent is not required to arrange for the sale of any specific number of securities or dollar amount but will use reasonable best efforts to arrange for the sale of the securities.

Delivery of the shares of common stock to investors is expected on or about August      , 2020.

Placement Agent

Roth Capital Partners

The date of this prospectus supplement is August    , 2020.

QUEST RESOURCE HOLDING CORPORATION

(i)

 ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus supplement, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

You should rely only on the information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein. We have not authorized, and the placement agent has not authorized, anyone to provide you with information that is different. The information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein, is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our securities. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement and in the accompanying prospectus.

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of our securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Unless otherwise expressly indicated or the context otherwise requires, all references in this prospectus supplement and the accompanying prospectus to the “Company,” “we,” “us,” “our” or similar references refer to Quest Resource Holding Corporation and its subsidiaries. Our name, our logo, and other trademarks or service marks of ours appearing in this prospectus supplement and the accompanying prospectus are the property of the Company.

 PROSPECTUS SUPPLEMENT SUMMARY

This summary does not contain all of the information that you should consider before investing in our securities. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the financial statements and other information incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. In addition, please read the “Risk Factors” section of this prospectus supplement beginning on page S-6 and the risk factors contained in our Annual Report on Form 10-K for the year ended December 31, 2019 and our most recent Quarterly Report on Form 10-Q for the period ended March 31, 2020.

Our Company

We are a national provider of waste and recycling services to customers from across multiple industry sectors that are typically larger, multi-location businesses. We create customer-specific programs and perform the related services for the collection, processing, recycling, disposal, and tracking of waste streams and recyclables. In addition, our programs and services enable our customers to address their environmental and sustainability goals and responsibilities.

We believe our services are comprehensive, innovative, and cost effective. Our services are designed to enable our business customers to capture the commodity value of their waste streams and recyclables, reduce their disposal costs, enhance their management of environmental risks, enhance their legal and regulatory compliance, and achieve their sustainability goals while maximizing the efficiency of their assets. Our services currently focus on the waste streams and recyclables from big box, food chain, and other specialty retailers; automotive after-market operations such as automotive maintenance, quick lube, dealerships, and collision repair; transportation, logistics, and internal fleet operators; manufacturing plants; multi-family and commercial properties; restaurant chains and food operations; and construction and demolition projects. We currently concentrate on programs for recycling motor oil and automotive lubricants, oil filters, scrap tires, oily water, goods destruction, food waste, meat renderings, cooking oil and grease trap waste, plastics, cardboard, metal, glass, mixed paper, construction debris, as well as a large variety of hazardous and non-hazardous solid, liquid, and gas wastes. In addition, we offer products such as antifreeze and windshield washer fluid, dumpster and compacting equipment, and other minor ancillary services.

We also provide information and data that tracks and reports the detailed transactional and environmental results of our services and provides actionable data to improve business operations. The data we generate also enables our customers to address their environmental and sustainability goals and responsibilities and to report to internal and external parties such as employees, investors, business partners, and governmental agencies.

Our Strategy

Our goal is to be a leading environmental services company.  Key elements of our strategy to achieve our goal include the following:

•	Pursue Strategic Acquisitions. We plan to capitalize on the significant market, technology, and process opportunities available in the environmental and recycling services industry. As a result of our considerable industry experience and relationships, we believe we are well positioned to identify and evaluate acquisition candidates and assess their growth prospects, the quality of their management teams, their local reputation with customers, and the suitability of their locations. We believe we are regarded as an attractive acquiror because of (1) our historical performance of successfully developing, servicing and growing customer relationships; (2) the experience and reputation of our management team within the industry; (3) our ability to bring our vendor network to service accounts; (4) our ability to integrate customer service, invoicing, accounting and other financial functions into Quest, which generally enables the management of an acquired company to continue their involvement in the combined company by focusing on existing and new customers; (4) the ability of management and employees of acquired companies to participate in our potential growth and expansion through a combination of stock ownership, performance linked incentives, and career advancement opportunities; and (5) the ability to offer liquidity to the owners of acquired companies through the receipt of common stock or cash.

S-2

•	Recycling Services. We intend to continue to enhance the comprehensive, one-stop services that we provide for the waste streams and recyclables produced by our business customers.

•	Emphasize Monetary and other Benefits of Recycling. We intend to emphasize the monetary advantages of recycling by demonstrating to businesses their ability to capture the commodity value of their waste streams and recyclables, reduce their disposal costs, enhance their management of environmental risks, enhance their legal and regulatory compliance, and achieve their sustainability goals.

•	Expand Our Customer Base. We intend to continue to expand the customer base for our services by focusing on the expertise we have gained and the value proposition that we offer to our business customers in terms of lower overall removal costs, recyclable commodity value, flexible programs, broad service offerings, and a national footprint that we believe provides us with competitive advantages in expanding our customer base.

•	Expand into New Customer Verticals. We plan to expand to serve growing industries that we do not currently service, but that generate waste streams and recyclables that can benefit from our ability to manage a large variety of waste streams and recyclables, respond quickly to service requests, and provide what we consider industry-leading collection, processing, and data reporting.

•	Expand the Types of Materials Covered by Our Services. We plan to expand the types of waste streams and recyclables covered by our services. To date, our revenue has been generated primarily from our solutions for used oil, oil filters, scrap tires, grease and cooking oil, solid waste, expired food products, metals, cardboard, and hazardous materials. We believe that we can provide value to our business customers by servicing a larger portion of disposable and recyclable materials, including construction and debris waste.

•	Maintain Virtual Facilities and Equipment. We plan to continue to pursue an “asset light” strategy that utilizes third-party vendors or subcontractors for the collection, sorting, and processing of recyclable and waste materials for businesses. This strategy results in a scalable business model that enables us to concentrate on our core competencies of developing service solutions that are attractive to customers and selling recyclable materials at volumes that provide favorable prices; enables us to render our services on a national basis without the need for an extensive workforce, multiple facilities, or numerous vehicles; allows us to negotiate with multiple subcontractors to optimize our pricing; and reduces our capital expenditures and working capital requirements.

•	Leverage Governmental and Social Factors Expanding Recycling. We intend to leverage the demands by governmental authorities and by the public to expand efforts to recycle materials because of concerns about sustainability, greenhouse gases, global warming, pollution, and other environmental concerns.

•	Pursue Strategic Technologies and Processes. We plan to identify, investigate, develop, and deliver new technologies and processes that we believe have the potential to contribute additional economic and financial value.

Recent Developments

Preliminary Second Quarter 2020 Financial Information

We are in the process of preparing our results of operations for the quarter ended June 30, 2020. Set forth below are preliminary estimates of certain results of operations that, based on available information to date, we expect to report as of and for the three months ended June 30, 2020.

Our total revenue is expected to be in the range of $21.4 million to $21.9 million for the three months ended June 30, 2020, a 15.9% to 13.9% decrease compared to $25.4 million of total revenue for the three months ended June 30, 2019, and a 15.5% to 13.5% decrease compared to $25.3 million of total revenue for the three months ended March 31, 2020.

Our gross profit is expected to be in the range of $4.2 million to $4.3 million for the three months ended June 30, 2020, a 11.6% to 9.5% decrease compared to $4.7 million of gross profit for the three months ended June 30, 2019 and, a 7.6% to 5.3% decrease compared to $4.5 million of gross profit for the three months ended March 31, 2020.

S-3

The data presented above is preliminary and unaudited, based upon our estimates, and subject to further internal review by our management and compilation of actual results. We have provided ranges for this data primarily because our closing procedures for the quarter ended June 30, 2020 are not yet complete and we have not generated data for the full quarter. Our management’s estimates are based upon monthly information currently available and extrapolation from that information. While we expect that our results will be within these ranges, our actual results may differ materially from these preliminary estimates. In addition, these preliminary estimates are not necessarily indicative of the results to be achieved for the remainder of 2020 or in any future period. There can be no assurance that these estimates will be realized, and estimates are subject to risks and uncertainties, many of which are not within our control.

All of the data presented above has been prepared by and is the responsibility of our management. Our independent registered public accounting firm has not audited, reviewed, compiled, or performed any procedures with respect to our accompanying preliminary financial data. Accordingly, our independent registered public accounting firm does not express an opinion or any other form of assurance with respect to this data.

As a result of the foregoing considerations, investors are cautioned not to place undue reliance on this preliminary financial information.

Potential Acquisitions

As noted above, the Company’s strategy includes identifying and evaluating strategic acquisitions where the customers we acquire can benefit due to the direct overlap with the acquired businesses and our current capabilities. The benefits from being on our platform may include access to our national vendor network, the ability to bring expertise in additional waste streams and services, more efficient management of financial processes, and increased regulatory and sustainability reporting capabilities through integration into our technology platform. In addition, there may be opportunities to complement our current service offerings, expand the scope of our service offerings, expand the breadth of our markets and sales channels, enhance our technical capabilities, or otherwise offer growth opportunities. The Company has executed letters of intent to acquire two separate businesses with complementary service offerings. Each of these potential transactions are subject to a number of contingencies, including the negotiation and execution of definitive transaction agreements, the completion of due diligence to the satisfaction of Quest, and financing. Each of the letters of intent are non-binding and provide no guarantee that a transaction will be completed. Accordingly, there can be no assurance that Quest’s efforts to consummate the transactions contemplated by the letters of intent will be successful.

Corporate Information

We were incorporated in Nevada in July 2002 under the name BlueStar Financial Group, Inc. Prior to 2010, we were a “shell company” under the rules of the SEC. We maintain our principal executive offices at 3481 Plano Parkway, The Colony, Texas 75056. Our telephone number is (972) 464-0004. Our website is located at www.qrhc.com. Other than as described in “Where You Can Find More Information” above, the information on, or that can be accessed through, our website is not incorporated by reference in this prospectus supplement, the accompanying prospectus, or any free writing prospectus or any other filing that we submit to the SEC and you should not consider it to be a part of this prospectus supplement, the accompanying prospectus, or any free writing prospectus or any other filing we submit to the SEC. Our website address is included as an inactive textual reference only.

S-4

The Offering

Common stock offered by us	shares.

Common stock to be outstanding immediately after this offering	shares.

Public offering price	$ per share.

Use of proceeds	We estimate the net proceeds from this offering will be approximately $ million, after deducting the Placement Agent’s fees and estimated offering expenses payable by us. We intend to use the net proceeds from this offering to finance potential future acquisitions and for general corporate purposes. See “Use of Proceeds” beginning on page S-11 of this prospectus supplement for additional detail.

Risk factors	Investing in our securities is highly speculative and involves a high degree of risk. You should carefully consider the information set forth in the “Risk Factors” section beginning on page S-6 this prospectus supplement and other information included or incorporated by reference into this prospectus supplement before deciding to invest in our securities.

Trading symbol	Our common stock is listed on The Nasdaq Capital Market under the symbol “QRHC.”

Our largest stockholder, which is controlled by our Chairman of the Board, intends to purchase      shares of our common stock in this offering at the public offering price. The Placement Agent will receive the same discounts and commissions with respect to shares purchased by such stockholders as other shares offered in this prospectus supplement. The shares purchased by our Chairman are subject to lock-up agreements with the Placement Agent described in “Plan of Distribution.”

The number of shares of common stock to be outstanding immediately after this offering is based on 15,372,902 shares of common stock outstanding as of March 31, 2020, and excludes as of that date:

•	2,936,635 shares of common stock issuable upon exercise of outstanding stock options;

•	521,060 shares of common stock issuable upon exercise of outstanding warrants at an exercise price of $3.88 per share, of which 430,629 warrants will be adjusted downward to equal the public offering price, including 64,389 warrants purchased by Roth Capital Partners for cash and not as underwriting compensation;

•	69,030 shares of common stock issuable upon the vesting of outstanding deferred stock units;

•	2,168,772 shares of common stock reserved and available for issuance under our 2012 incentive compensation plan, as amended; and

•	114,391 shares of common stock reserved and available for issuance under our 2014 employee stock purchase plan.

S-5

 RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to purchase any of our securities, you should carefully consider the risks and uncertainties described under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019 and Quarterly Report on Form 10-Q for the period ended March 31, 2020, together with other information in this prospectus supplement, and the accompanying prospectus, and the information and documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering. If any of these risks actually occur, our business, financial condition and results of operations could be materially and adversely affected and we may not be able to achieve our goals, the value of our securities could decline and you could lose some or all of your investment. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks occur, the trading price of our common stock could decline materially and you could lose all or part of your investment.

If you purchase securities in this offering, you will suffer immediate dilution of your investment.

The public offering price of our common stock in this offering is substantially higher than the net tangible book value per share of our common stock. Therefore, if you purchase securities in this offering, you will pay an effective price per share of common stock that substantially exceeds our net tangible book value per share after giving effect to this offering. Based on a public offering price of $       per share of common stock, if you purchase securities in this offering, you will experience immediate dilution of $       per share, representing the difference between the public offering price of the securities and our pro forma, as adjusted net tangible book value per share after giving effect to the proceeds we received from this offering. Furthermore, if any of our outstanding options or warrants are exercised at prices below the public offering price, we grant additional options or other awards under our equity incentive plans or issue additional warrants, you may experience further dilution of your investment. See the section entitled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.

Our stock price is volatile and your investment may suffer a decline in value.

The closing market price for our common stock has varied between a high of $2.93 on May 28, 2019, and a low of $1.16 on March 30, 2020, in the twelve-month period ended March 31, 2020. As a result of fluctuations in the price of our common stock, you may be unable to sell your shares at or above the price you paid for them. The market price of our common stock is likely to continue to be volatile and subject to significant price and volume fluctuations in response to market, industry and other factors, including the risk factors described under the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2019 and Quarterly Report on Form 10-Q for the period ended March 31, 2020, which is incorporated by reference in this prospectus supplement and the accompanying prospectus in its entirety. The market price of our common stock may also be dependent upon the valuations and recommendations of the analysts who cover our business. If the results of our business do not meet these analysts’ forecasts, the expectations of investors or the financial guidance we provide to investors in any period, the market price of our common stock could decline.

In addition, the stock markets in general have experienced significant volatility that has often been unrelated to the operating performance of particular companies. For example, the stock market has been unusually volatile during the COVID-19 outbreak and such volatility may continue, and to date, during certain periods of the COVID-19 outbreak, our stock price declined significantly, and such declines may happen again. These broad market fluctuations may adversely affect the trading price of our common stock and, consequently, adversely affect the price at which you could sell the shares that you purchase in this offering. In the past, following periods of volatility in the market or significant price declines, securities class-action litigation has often been instituted against companies. Such litigation, if instituted against us, could result in substantial costs and diversion of management’s attention and resources, which could materially and adversely affect our business, financial condition, results of operations and growth prospects.

The market price for our common stock is particularly volatile given our status as a relatively unknown company with a small and thinly traded  public float, and lack of profits, which could lead to wide fluctuations in our share price. You may be unable to sell your shares of common stock at or above the offering price of the shares, which may result in substantial losses to you.

The market for our common stock is characterized by significant price volatility when compared to the shares of larger, more established companies that have large public floats, and we expect that our share price will continue to be more volatile than the shares of such larger, more established companies for the indefinite future. The volatility in our share price is attributable to a number of factors. First, as noted above, our common stock is, compared to the shares of such larger, more established companies, sporadically and thinly traded. The price for our common stock could, for example, decline precipitously in the event that a large number of our common stock is sold on the market without commensurate demand. Secondly, we are a speculative or “risky” investment due to our lack of profits to date. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares of common stock on the market more quickly and at greater discounts than would be the case with the stock of a larger, more established company that has a large public float. Many of these factors are beyond our control and may decrease the market price of our Common Stock regardless of our operating performance.

Because we will have broad discretion and flexibility in how the net proceeds from this offering are used, we may use the net proceeds in ways in which you disagree.

We intend to use the net proceeds from this offering to finance potential future acquisitions and for general corporate purposes. See “Use of Proceeds” on page S-11. While we have executed letters of intent to acquire two separate businesses with complementary service offerings to Quest, each of these potential transactions are subject to a number of contingencies, including the negotiation and execution of definitive transaction agreements, the completion of due diligence to the satisfaction of Quest, and financing. Each of the letters of intent are non-binding and provide no guarantee that a transaction will be completed. Accordingly, there can be no assurance that Quest’s efforts to consummate the transactions contemplated by the letters of intent will be successful. We have not allocated specific amounts of the net proceeds from this offering for any of the foregoing purposes. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

This offering is being conducted on a “best efforts” basis.

The Placement Agent is offering the shares on a “best efforts” basis, and the Placement Agent is under no obligation to purchase any shares for its own account. The Placement Agent is not required to sell any specific number or dollar amount of shares of common stock in this offering but will use its best efforts to sell the securities offered in this prospectus supplement. As a “best efforts” offering, there can be no assurance that the offering contemplated hereby will ultimately be consummated.

You may experience future dilution as a result of future equity offerings and other issuances of our securities. In addition, this offering and future equity offerings and other issuances of our common stock or other securities may adversely affect our common stock price.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may not be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock or securities convertible into common stock in future transactions may be higher or lower than the price per share in this offering. You will incur dilution upon exercise of any outstanding stock options, warrants or upon the issuance of shares of common stock under our stock incentive programs. In addition, the sale of shares in this offering and any future sales of a substantial number of shares of our common stock in the public market, or the perception that such sales may occur, could adversely affect the price of our common stock. We cannot predict the effect, if any, that market sales of those shares of common stock or the availability of those shares of common stock for sale will have on the market price of our common stock. On March 30, 2016, we issued warrants to purchase 521,060 shares of our common stock at a price per warrant of $3.88, which expire March 30, 2021. Pursuant to certain anti-dilution provisions set forth in the warrants, at closing, the warrant exercise price relating to warrants to purchase 430,629 shares will be adjusted downward to equal the public offering price of $       in this offering. You will experience immediate dilution as a result of such adjustment.

 We have no intention of declaring dividends in the foreseeable future.

The decision to pay cash dividends on our common stock rests with our board of directors and will depend on our earnings, unencumbered cash, capital requirements and financial condition. We do not anticipate declaring any dividends in the foreseeable future, as we intend to use any excess cash for the development, operation and expansion of our business. Investors in our common stock should not expect to receive dividend income on their investment, and investors will be dependent on the appreciation of our common stock, if any, to earn a return on their investment.

If securities or industry analysts publish inaccurate or unfavorable research about us, our stock price and trading volume could decline.

The trading market for our common stock will depend in part on the research reports that securities or industry analysts publish about us, our business and our industry. Assuming we obtain securities or industry analyst coverage, if one or more of the analysts who cover us downgrade our stock or publish inaccurate or unfavorable research about us, our business or our industry, our stock price would likely decline. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, demand for our stock could decrease, which might cause our stock price and trading volume to decline.

A substantial number of shares of common stock may be sold in the market following this offering, which may depress the market price for our common stock.

Sales of a substantial number of shares of our common stock in the public market following this offering could cause the market price of our common stock to decline. A substantial majority of the outstanding shares of our common stock are, and the shares of our common stock offered hereby will be, freely tradable without restriction or further registration under the Securities Act.

The novel coronavirus (COVID-19) global pandemic could adversely impact our business.

The emergence of COVID-19 around the world presents significant risks to our company, not all of which we are able to fully evaluate or even to foresee at the current time. While the COVID-19 pandemic did not materially adversely affect our company’s financial results and business operations in the first fiscal quarter ended March 31, 2020, economic and health conditions in the United States and across most of the globe have changed rapidly since the end of the quarter. In the short-term, some of our customers have shut down their businesses, while other customers operating in the restaurant, grocery, automotive and certain specialty retail industries, which may be considered as essential businesses in different jurisdictions, or customers that are more capable of working remotely than other industries, have been allowed to operate.

The COVID-19 pandemic may affect our operations in future quarters. All of these factors may have far reaching impacts on our business, operations, and financial results and conditions, directly and indirectly, including without limitation impacts on the health of our company’s management and employees, marketing and sales operations, customer and consumer behaviors, and on the overall economy. The scope and nature of these impacts, most of which are beyond our company’s control, continue to evolve and the outcomes are uncertain. Management cannot predict the full impact of the COVID-19 pandemic on our company’s sales or on economic conditions generally. The ultimate extent of the effects of the COVID-19 pandemic on our company is highly uncertain and will depend on future developments, and such effects could exist for an extended period of time even after the pandemic.

CAUTIONARY NOTES REGARDING FORWARD-LOOKING STATEMENTS

Certain information set forth in this prospectus supplement, in the accompanying prospectus, and incorporated by reference in this prospectus supplement and the accompanying prospectus may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements, other than statements of historical fact, included or incorporated in this prospectus supplement or the accompanying prospectus regarding our strategy, prospects, plans, objectives, future operations, future revenue and earnings, projected margins and expenses, technological innovations, future products or product development, product development strategies, potential acquisitions or strategic alliances, the success of particular product or marketing programs, the amount of revenue generated as a result of sales to significant customers, financial position, and liquidity and anticipated cash needs and availability are forward-looking statements. The words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “would,” and similar expressions are intended to identify forward-looking statements.

Actual results or events could differ materially from the forward-looking statements we make. Among the factors that could cause actual results to differ materially are the factors discussed under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020. We also will include or incorporate by reference in each prospectus supplement important factors that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Specific forward-looking statements in this prospectus supplement include, but are not limited to, our belief that our recycling services are comprehensive, innovative, and cost effective; our belief that a disciplined approach to customer acquisition is enabling us to renew and grow business that contributes to profitable growth; our belief that we are not exposed to significant interest, currency, or credit risks arising from our cash and cash equivalents, accounts receivable, accounts payable, accrued liabilities, deferred revenue, revolving credit facility, and capital lease obligations; our belief that by developing and aggregating strategic solutions, we are unique in our ability to offer comprehensive national solutions in the highly fractionalized waste, disposal, and recycling service business; our plan to expand to serve growing industries that we do not currently service, but that generate waste streams and recyclables that can benefit from our ability to manage a large variety of waste streams and recyclables, respond quickly to service requests, and provide what we consider industry-leading collection, processing, and data reporting; our plan to expand the types of waste streams and recyclables covered by our services; our plan to capitalize on the significant market, technology, and process opportunities available in the environmental and recycling services industry; our plan to identify, investigate, develop, and deliver new technologies and processes that we believe have the potential to contribute additional economic and financial value; our intention to continue to enhance the comprehensive, one-stop recycling services that we provide for the waste streams and recyclables produced by our business customers; our intention to emphasize the monetary advantages of recycling by demonstrating to businesses their ability to capture the commodity value of their waste streams and recyclables, reduce their disposal costs, enhance their management of environmental risks, enhance their legal and regulatory compliance, and achieve their sustainability goals; our intention to continue to expand the customer base for our services by focusing on the expertise we have gained and the value proposition that we offer to our business customers in terms of lower overall removal costs, recyclable commodity value, flexible programs, broad service offerings, and a national footprint that we believe provides us with competitive advantages in expanding our customer base; our intention to leverage the demands by governmental authorities and by the public to expand efforts to recycle materials because of concerns about sustainability, greenhouse gases, global warming, pollution, and other environmental concerns; our expectation that the recycling industry will continue to increase as landfill space decreases and businesses and consumers seek alternatives to delivering their recyclables and disposables to landfills; our expectation that the EPA and state and local governments will continue the present trend of restricting the amount of potentially recyclable material bound for landfills; our belief that governmental restrictions, along with the economic value of recyclables, may create additional opportunities as proper disposal of materials becomes more specialized; our goal to be a leading environmental services company; the key elements of our strategy to achieve our goal; our plans to continue to broaden the range of industries we serve and the nature and extent of the services we provide, which enables us to constantly target new customers and provide additional services to existing customers; our belief that there is a need among those interested in the environment for a convenient, efficient, and centralized gathering place to obtain and share news and information; our plan to increase our sales and marketing efforts; our strategic goal to continue to diversify our customer base; our intention to conduct our operations in compliance with applicable laws and regulations and to assist our customers in their compliance with applicable environmental laws and regulations; our plan to continue to pursue an “asset light” strategy that utilizes third-party vendors or subcontractors for the collection, sorting, and processing of recyclable and waste materials for businesses; our belief that this strategy results in a scalable business model; our expectations regarding capital expenditures; our plan to increase our recycling and waste services business; our expectations regarding our capital requirements and the uses of such capital; our plan to continue to expand our work force to continue to enhance our business and operating results; our belief that there is significant competition for qualified personnel with the skills and knowledge that we require; our expectation that we will enter into strategic alliances; our plan to review strategic opportunities to buy other businesses that would complement our current service offerings, expand the scope of our service offerings, expand the breadth of our markets and sales channels, enhance our technical capabilities, or otherwise offer growth opportunities; our acquisition strategy; our intention to issue additional securities pursuant to our equity incentive plan and our employee stock purchase plan may issue equity or convertible securities in the future; our plan to retain any future earnings to finance our operations and growth plans; our belief that the mix of our largest customers will continue to change over time; and our belief that our existing cash and cash equivalents, available borrowing under our credit facility, placements of our securities, and cash expected to be generated from operations will be sufficient to fund our operations for the next 12 months.

Should one or more known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated, projected, or implied by these forward-looking statements. You should consider these factors and the other cautionary statements made in this prospectus supplement and the accompanying prospectus, or the documents we incorporate by reference in this prospectus supplement and the accompanying prospectus, as being applicable to all related forward-looking statements wherever they appear in this prospectus supplement and the accompanying prospectus, or the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. While we may elect to update forward-looking statements wherever they appear in this prospectus supplement and the accompanying prospectus, or the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, we do not assume, and specifically disclaim, any obligation to do so, whether as a result of new information, future events, or otherwise, except as required by U.S. federal securities law. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments we may make.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the common stock in this offering will be approximately $       million, after deducting the Placement Agent’s fees and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering to finance potential future acquisitions and for general corporate purposes. We currently have executed letters of intent to acquire two separate businesses with complementary service offerings. Each of these potential transactions are subject to a number of contingencies, including the negotiation and execution of definitive transaction agreements, the completion of due diligence to the satisfaction of Quest, and financing. Each of the letters of intent are non-binding and provide no guarantee that a transaction will be completed. Accordingly, there can be no assurance that Quest’s efforts to consummate the transactions contemplated by the letters of intent will be successful.

Pending these uses, we may invest the net proceeds from this offering in short-term, investment-grade interest-bearing securities such as money market accounts, certificates of deposit, commercial paper and guaranteed obligations of the U.S. government.

We cannot predict whether the proceeds invested will yield a favorable return. Our management will have broad discretion in the use of the net proceeds from this offering, and investors will be relying on the judgment of our management regarding the application of the net proceeds.

DIVIDEND POLICY

We have never declared or paid, and do not anticipate declaring or paying in the foreseeable future, any cash dividends on our capital stock. Any future determination as to the declaration and payment of dividends, if any, will be at the discretion of our board of directors and will depend on then existing conditions, including our operating results, financial condition, contractual restrictions, capital requirements, business prospects, and other factors our board of directors may deem relevant.

DILUTION

If you purchase shares in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per security you will pay in this offering and the as adjusted net tangible book value per share of our common stock after giving effect to this offering. Net tangible book value per share is determined by dividing the number of outstanding shares of our common stock into our net tangible book value, which consists of total tangible assets (total assets less intangible assets) less total liabilities. As of March 31, 2020, we had a historical net tangible book value of $2.3 million, or approximately $0.15 per share.

After further giving effect to the sale by us of       shares of common stock in this offering at an offering price of $       per share, and after deducting estimated offering expenses payable by us, as adjusted net tangible book value as of March 31, 2020 would have been approximately $       million or approximately $       per share. This amount represents an immediate increase in net tangible book value of approximately $       per share to existing stockholders and an immediate dilution in net tangible book value of approximately $       per share to purchasers of our common stock in this offering.

The following table illustrates the dilution in net tangible book value per share to new investors:

Public offering price per Share			$

Net tangible book value per share as of March 31, 2020		$0.15

Increase in as adjusted, net tangible per share attributable to this offering	$

As adjusted net tangible book value per share as of March 31, 2020			$

Dilution, as adjusted net tangible book value per share to new investors in this offering			$

The number of shares of common stock that will be outstanding after this offering is based on 15,372,905 shares of common stock outstanding as of March 31, 2020, and excludes as of such date:

●	2,936,635 shares of common stock issuable upon exercise of outstanding stock options;

●	521,060 shares of common stock issuable upon exercise of outstanding warrants at an exercise price of $3.88 per share, of which 430,629 warrants will be adjusted downward to equal the public offering price, including 64,389 warrants purchased by Roth Capital Partners for cash and not as underwriting compensation;

●	69,030 shares of common stock issuable upon the vesting of outstanding deferred stock units;

●	2,168,772 shares of common stock reserved and available for issuance under our 2012 incentive compensation plan, as amended; and

●	114,391 shares of common stock reserved and available for issuance under our 2014 employee stock purchase plan.

To the extent that any outstanding stock options or warrants are exercised, new options are issued under our stock incentive plans, or we otherwise issue additional shares of common stock in the future, at a price less than the public offering price, there will be further dilution to new investors.

DESCRIPTION OF SECURITIES WE ARE OFFERING

Our authorized capital stock consists of 200,000,000 shares of common stock, $0.001 par value per share, and 10,000,000 shares of preferred stock, $0.001 par value per share. Our board of directors may establish the rights and preferences of the preferred stock from time to time. As of August 3, 2020, there were 15,431,227 shares of our common stock issued and outstanding and no shares of preferred stock issued and outstanding.

Our common stock is traded on The Nasdaq Capital Market under the symbol “QRHC.” On August 3, 2020, the last reported sale price of our common stock on The Nasdaq Capital Market was $1.39 per share.

The material terms of our common stock are described under the heading “Description of Common Stock” and Description of Preferred Stock” in the accompanying prospectus beginning on pages 5 and 7 respectively.

PLAN OF DISTRIBUTION

Roth Capital Partners, LLC has agreed to act as exclusive Placement Agent in connection with this offering. The Placement Agent is not purchasing or selling any of the shares of our common stock offered by this prospectus supplement, but will use its reasonable best efforts to arrange for the sale of the securities offered by this prospectus supplement. We have entered into a securities purchase agreement directly with investors in connection with this offering. We will make offers only to a limited number of accredited investors. The offering is expected to close on or about August   , 2020, subject to customary closing conditions, without further notice to you.

 Fees and Expenses

We have agreed to pay the Placement Agent a Placement Agent’s fee of approximately $       , or 6.0% of the aggregate purchase price of shares of our common stock sold in this offering.

Our largest stockholder which is controlled by the Chairman of the Board, intends to purchase       shares of our common stock in this offering at the public offering price. The Placement Agent will receive the same discounts and commissions with respect to shares purchased by such stockholders as other shares offered in this prospectus supplement. The shares purchased by our Chairman are subject to lock-up agreements with the Placement Agent.

The following table shows the per share and total cash Placement Agent’s fees we will pay to the Placement Agent in connection with the sale of the shares of our common stock offered pursuant to this prospectus supplement and the accompanying prospectus.

	Per Share	Total
Public offering price	$	$
Placement Agent’s fees (1)	$	$
Proceeds to us before expenses	$	$

(1)	We have also agreed to reimburse the Placement Agent for certain expenses.

        Because there is no minimum offering amount required as a condition to the closing in this offering, the actual total fees may be less than the amount set forth above.

We have also agreed to reimburse the Placement Agent for accountable legal expenses incurred by it in connection with this transaction in the amount of $50,000. We estimate that the total expenses of the offering payable by us, including fees and expenses of the Placement Agent, will be approximately $       million.

Regulation M

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any fees or commissions received by them and any profit realized on the resale of the shares sold by them while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares by the Placement Agent acting as principals. Under these rules and regulations, the Placement Agent:

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Nasdaq Listing

Our common stock is listed on The Nasdaq Capital Market under the symbol “QRHC.” On August 3, 2020, the last reported sale price of our common stock on The Nasdaq Capital Market was $1.39 per share.

Indemnification

We have agreed to indemnify the Placement Agent and other specified persons against certain civil liabilities, including liabilities under the Securities Act and the Exchange Act, and to contribute to payments that the Placement Agent may be required to make in respect of such liabilities.

Lock-Up Agreements

We, and our officers and directors, have agreed, subject to specified exceptions, not to directly or indirectly, without the prior written consent of the Placement Agent:

●	sell, offer to sell, pledge or otherwise transfer of dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the transfer or disposition by any person at any time in the future of), any shares of common stock or securities convertible or exercisable for shares of common stock;

●	enter into any swap or other derivatives transaction that transfers, in whole or in part, the economic benefits or risk of ownership of shares or related securities, regardless of whether any such transaction is to be settled in securities, in cash or otherwise;

●	make any demand for, or exercise any right or cause to be filed a registration under the Securities Act of the offer and sale of any shares or related securities, or cause to be filed a registration statement, prospectus or prospectus supplement (or an amendment or supplement thereto) with respect to any such registration, or

●	publicly announce any intention to do any of the foregoing.

This restriction terminates after the 90th day after the date of this prospectus supplement, and the Placement Agent may, in its sole discretion and at any time or from time to time before the termination of the 90-day period release us from all or any portion of these lock-up restrictions.

We also agreed that, except for offerings with the Placement Agent, for 90 days after the closing date of this offering, we shall not effect or enter into an agreement to effect any issuance of shares of common stock or common stock equivalents involving an at-the-market offering or variable rate transactions.

Other Activities and Relationships

The Placement Agent and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The Placement Agent and certain of its affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the Placement Agent and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the Placement Agent or its respective affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The Placement Agent and its respective affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the units offered hereby. Any such short positions could adversely affect future trading prices of the units offered hereby. The Placement Agent and certain of its respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

The Placement Agent has provided, and may in the future provide, various investment banking and other financial services for us for which services they have received and, may in the future receive, customary fees. In the course of its business, the Placement Agent and its affiliates may actively trade our securities or loans for their own account or for the accounts of customers, and, accordingly, the Placement Agent and its affiliates may at any time hold long or short positions in such securities or loans.

 The foregoing includes a brief summary of certain provisions of the placement agency agreement securities purchase agreement that we will enter into and does not purport to be a complete statement of their terms and conditions. A form of securities purchase agreement will be filed with the SEC and incorporated by reference into the registration statement of which this prospectus supplement forms a part. See “Where You Can Find More Information” on page S-18.

LEGAL MATTERS

Olshan Frome Wolosky LLP, New York, New York will pass upon certain legal matters in connection with this offering as our counsel. DLA Piper LLP (US), Phoenix, Arizona has acted as counsel for the Placement Agent in connection with certain matters related to this offering.

EXPERTS

Semple, Marchal and Cooper, LLP, our independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the years ended December 31, 2019 and 2018, as set forth in their report, which is incorporated by reference in this prospectus supplement and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Semple, Marchal and Cooper, LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a public company and file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available, at no charge, to the public at the SEC’s website at http://www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents filed by us with the SEC are incorporated by reference in this prospectus:

●	our Annual Report on Form 10-K for the year ended December 31, 2019, filed on March 12, 2020;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed on May 14, 2020;

●	our Current Reports on Form 8-K, filed on May 6, 2020, July 8, 2020 and August 4, 2020 (other than any portions of filings that are furnished rather than filed pursuant to Items 2.02 and 7.01 of such Current Reports); and

●	The description of our common stock contained in the Registration Statement on Form 8-A (Registration No. 001-36451), filed with the SEC on May 9, 2014, including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference all documents we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portions of filings that are furnished rather than filed pursuant to Items 2.02 and 7.01 of a Current Report on Form 8-K) after the date of this prospectus and before the completion of the offering of the shares of our common stock included in this prospectus. All documents we file in the future pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering are also incorporated by reference and are an important part of this prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. You may request a copy of these filings, excluding the exhibits to such filings which we have not specifically incorporated by reference in such filings, at no cost, by writing to or calling us at:

Quest Resource Holding Corporation

Attention: Corporate Secretary

3481 Plano Parkway

The Colony, Texas 75056

(972) 464-0004

This prospectus is part of a registration statement we filed with the SEC. You should only rely on the information or representations contained in this prospectus and any accompanying prospectus supplement. We have not authorized anyone to provide information other than that provided in this prospectus and any accompanying prospectus supplement. We are not making an offer of the securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any accompanying prospectus supplement is accurate as of any date other than the date on the front of the document.

PROSPECTUS

$20,000,000

Common Stock

Preferred Stock

Warrants

Units

and

4,296,915 Shares of Common Stock for Resale by Selling Stockholders

We may offer and sell from time to time, in one or more series or issuances and on terms that we will determine at the time of the offering, any combination of common stock, preferred stock, and warrants, either separately or in units, up to an aggregate amount of $20,000,000.

In addition, the selling stockholders may offer and resell up to 4,296,915 shares of our common stock from time to time. We will not receive any proceeds from the sale of our common stock by the selling stockholders.

This prospectus provides you with a general description of the securities we may offer and sell. We will provide specific terms of any offering in a supplement to this prospectus. In any prospectus supplement relating to any sales by selling stockholders, we will, among other things, identify the number of shares of our common stock that each of the selling stockholders will be selling. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities and their compensation and the nature of our arrangements with them will be described in the applicable prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in the applicable prospectus supplement.

The aggregate market value of the outstanding shares of our common stock held by non-affiliates is approximately $11,029,410, which was calculated in accordance with General Instruction I.B.6 of Form S-3 and is based on 6,725,250 shares of common stock outstanding held by non-affiliates as of March 14, 2019, and a price per share of $1.64, which was the last reported sale price of our common stock on the Nasdaq Capital Market on March 4, 2019. Pursuant to General Instruction I.B.6 of Form S-3, in no event will the aggregate market value of securities sold by us or on our behalf in a primary offering pursuant to the registration statement of which this prospectus forms a part during any 12-calendar-month period exceed one-third of the aggregate market value of our common stock held by non-affiliates, so long as the aggregate market value of our common stock held by non-affiliates is less than $75.0 million. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.6 of Form S-3.

Our common stock is listed on the Nasdaq Capital Market under the symbol “QRHC.” We will make application to list any shares of common stock sold by us under this prospectus and any prospectus supplement on the Nasdaq Capital Market. We will provide information in any applicable prospectus supplement regarding any listing of securities other than shares of our common stock on any securities exchange.

This prospectus may not be used to consummate a sale of our securities unless accompanied by the applicable prospectus supplement.

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties referenced under the heading “Risk Factors” contained in this prospectus beginning on page 4 and in any applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 8, 2019

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings, up to a total dollar amount of $20,000,000. In addition, under this shelf registration process, the selling stockholders may sell from time to time up to 4,296,915 shares of our common stock. This prospectus provides you with general information regarding the securities that we and the selling stockholders may offer in the future. Each time we or the selling stockholders sell securities, we will provide a prospectus supplement that contains specific information about any offering by us or the selling stockholders, including the names of any selling stockholders, if applicable.

The prospectus supplement also may add, update, or change information contained in the prospectus. You should read both this prospectus and the prospectus supplement related to any offering, as well as additional information described under the heading “Where You Can Find More Information.”

We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus or any accompanying prospectus supplement or any “free writing prospectus.” We are offering to sell, and seeking offers to buy, securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus and in any accompanying prospectus supplement is accurate only as of the date indicated on their respective cover pages, regardless of the time of delivery of this prospectus or any prospectus supplement or of any sale of our securities. Our business, financial condition, results of operations, and prospects may have changed since those dates. You should rely only on the information contained or incorporated by reference in this prospectus or any accompanying prospectus supplement. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into this prospectus or any prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement.

In this prospectus, the terms “we,” “our,” “us,” and “our company” refer to Quest Resource Holding Corporation and its subsidiaries, unless otherwise specified.

ii

PROSPECTUS SUMMARY

The following summary does not contain all of the information that may be important to purchasers of our securities. Prospective purchasers of securities should carefully review the detailed information, risk factors, and financial statements, including the notes thereto, appearing elsewhere in or incorporated by reference into this prospectus, the applicable prospectus supplement, or applicable free writing prospectus.

Our Company

We are a national provider of reuse, recycling, and disposal services that enable our customers to achieve and satisfy their environmental and sustainability goals and responsibilities. We provide businesses across multiple industry sectors with single source solutions for the reuse, recycling, and disposal of a wide variety of waste streams and recyclables generated by their operations. Our customers typically are multi-location businesses for which we create, implement, and manage customer-specific programs for the collection, processing, recycling, disposal, and tracking of waste streams and recyclables.

We believe our services are comprehensive, innovative, and cost effective. Our services are designed to enable our business customers to capture the commodity value of their waste streams and recyclables, reduce their disposal costs, enhance their management of environmental risks, enhance their legal and regulatory compliance, and achieve their sustainability goals while maximizing the efficiency of their assets. Our services currently focus on the waste streams and recyclables from big box, food chain, and other retailers; automotive repair, maintenance, and tire operations; truck and bus fleet operators; manufacturing plants; multi-family and commercial properties; and construction and demolition projects. We currently concentrate on programs for recycling motor oil and automotive lubricants, oil filters, scrap tires, food waste, meat renderings, cooking oil and grease, plastics, cardboard, metal, glass, paper, construction debris, as well as a large variety of hazardous and non-hazardous solid and liquid wastes. In addition, we offer products such as antifreeze and windshield washer fluid as well as other minor ancillary services.

We also provide information and data that tracks and reports the environmental results of our services and provides actionable data to improve business operations. The data we generate also enables our customers to achieve and satisfy their environmental and sustainability goals and responsibilities.

Our Strategy

Our goal is to be a leading environmental services company. Key elements of our strategy to achieve our goal include the following:

•	Recycling Services. We intend to continue to enhance the comprehensive, one-stop recycling services that we provide for the waste streams and recyclables produced by our business customers.

•

Emphasize Monetary and other Benefits of Recycling. We intend to emphasize the monetary advantages of recycling by demonstrating to businesses their ability to capture the commodity value of their waste streams and recyclables, reduce their disposal costs, enhance their management of environmental risks, enhance their legal and regulatory compliance, and achieve their sustainability goals.

•

Expand Our Customer Base. We intend to continue to expand the customer base for our services by focusing on the expertise we have gained and the value proposition that we offer to our business customers in terms of lower overall removal costs, recyclable commodity value, flexible programs, broad service offerings, and a national footprint that we believe provides us with competitive advantages in expanding our customer base.

•

Expand into New Customer Verticals. We plan to expand to serve growing industries that we do not currently service, but that generate waste streams and recyclables that can benefit from our ability to manage a large variety of waste streams and recyclables, respond quickly to service requests, and provide what we consider industry-leading collection, processing, and data reporting.

•

Expand the Types of Materials Covered by Our Services. We plan to expand the types of waste streams and recyclables covered by our services. To date, our revenue has been generated primarily from our solutions for used oil, oil filters, scrap tires, grease and cooking oil, solid waste, expired food products, metals, cardboard, and hazardous materials. We believe that we can provide value to our business customers by servicing a larger portion of disposable and recyclable materials, including construction and debris waste.

•

Maintain Virtual Facilities and Equipment. We plan to continue to pursue an “asset light” strategy that utilizes third-party vendors or subcontractors for the collection, sorting, and processing of recyclable and waste materials for businesses. This strategy results in a scalable business model that enables us to concentrate on our core competencies of developing service solutions that are attractive to customers and selling recyclable materials at volumes that provide favorable prices; enables us to render our services on a national basis without the need for an extensive workforce, multiple facilities, or numerous vehicles; allows us to negotiate with multiple subcontractors to optimize our pricing; and reduces our capital expenditures and working capital requirements.

•

Leverage Governmental and Social Factors Expanding Recycling. We intend to leverage the demands by governmental authorities and by the public to expand efforts to recycle materials because of concerns about sustainability, greenhouse gases, global warming, pollution, and other environmental concerns.

•

Pursue Strategic Technologies and Processes. We plan to identify, investigate, develop, and deliver new technologies and processes that we believe have the potential to contribute additional economic and financial value.

•

Pursue Strategic Acquisitions. We plan to capitalize on the significant market, technology, and process opportunities available in the environmental and recycling services industry. As a result of our considerable industry experience and relationships, we believe we are well positioned to identify and evaluate acquisition candidates and assess their growth prospects, the quality of their management teams, their local reputation with customers, and the suitability of their locations. We believe we are regarded as an attractive acquiror because of (1) our historical performance of successfully developing and servicing new customers; (2) the experience and reputation of our management team within the industry; (3) our decentralized operating strategy, which generally enables the managers of an acquired company to continue their involvement in company operations; (4) the ability of management and employees of acquired companies to participate in our potential growth and expansion through stock ownership and career advancement opportunities; and (5) the ability to offer liquidity to the owners of acquired companies through the receipt of common stock or cash.

Our History

We were incorporated in Nevada in July 2002 under the name BlueStar Financial Group, Inc. Prior to 2010, we were a “shell company” under the rules of the Securities and Exchange Commission, or the SEC. On March 30, 2010, we (i) closed a transaction to acquire Youchange, Inc., an Arizona corporation, or Youchange, as a wholly owned subsidiary, (ii) ceased being a shell company, and (iii) experienced a change in control in which the former stockholders of Youchange acquired control of our company. In May 2010, we changed our name to YouChange Holdings Corp.

On October 17, 2012, immediately prior to closing a merger transaction with Earth911, Inc., or Earth911, we filed Amended and Restated Articles of Incorporation to (i) change our name to Infinity Resources Holdings Corp., (ii) increase our shares of common stock authorized for issuance, (iii) authorize shares of preferred stock to be designated in series or classes as our board of directors may determine, (iv) effect a 1-for-5 reverse split of our common stock, and (v) divide our board of directors into three classes, as nearly equal in number as possible. On October 17, 2012, we closed the merger transaction to acquire Earth911 as a wholly owned subsidiary and experienced a change in control in which the former stockholders of Earth911 acquired control of our company.

On July 16, 2013, we acquired all of the issued and outstanding membership interests of Quest Resource Management Group, LLC, or Quest, held by Quest Resource Group LLC, or QRG, comprising 50% of the membership interests of Quest, or the Quest Interests. Our wholly owned subsidiary, Earth911, held the remaining 50% of the membership interests of Quest for several years. Concurrently with our acquisition of the Quest Interests, we assigned the Quest Interests to Earth911 so that Earth911 now holds 100% of the issued and outstanding membership interests of Quest. On October 28, 2013, we changed our name to Quest Resource Holding Corporation, increased our shares of common stock authorized for issuance, and changed our trading symbol to “QRHC.”

On February 20, 2018, we entered into an Asset Purchase Agreement with Earth Media Partners, LLC to sell certain assets of our wholly owned subsidiary, Earth911, related to the Earth911.com website business in exchange for an aggregate earn-out amount of approximately $350,000 and a 19% interest in Earth Media Partners, LLC. Earth911 was subsequently renamed Quest Sustainability Services, Inc.

Our Offices

We maintain our principal executive offices at 3481 Plano Parkway, The Colony, Texas 75056. Our telephone number is (972) 464-0004. Our website is located at www.qrhc.com. Other than as described in “Where You Can Find More Information” below, the information on, or that can be accessed through, our website is not incorporated by reference in this prospectus or any prospectus supplement, and you should not consider it to be a part of this prospectus or any prospectus supplement. Our website address is included as an inactive textual reference only.

The Securities That May Be Offered

We may offer up to $20,000,000 of common stock, preferred stock, warrants, and units in one or more offerings and in any combination. In addition, the selling stockholders may sell up to 4,296,915 shares of our common stock from time to time in one or more offerings. In this prospectus, we refer to the common stock, preferred stock, warrants, and units collectively as “securities.” This prospectus provides you with a general description of the securities we may offer. A prospectus supplement, which we will provide each time we or the selling stockholders offer securities, will describe the specific amounts, prices, and terms of the securities we or the selling stockholders offer. We will also include in the prospectus supplement information, when applicable, about material U.S. federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed. This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

Common Stock

We may offer shares of our common stock, par value $0.001 per share, either alone or underlying other registered securities convertible or exercisable into our common stock. In addition, the selling stockholders may offer shares of our common stock. Each holder of our common stock is entitled to one vote for each share on all matters to be voted upon by the stockholders, and there are no cumulative rights. Subject to any preferential rights of any outstanding preferred stock, holders of our common stock are entitled to receive ratably the dividends, if any, as may be declared from time to time by the board of directors out of funds legally available therefore. If there is a liquidation, dissolution or winding up of our company, holders of our common stock would be entitled to share in our assets remaining after the payment of liabilities and any preferential rights of any outstanding preferred stock.

Preferred Stock

Under the terms of our third amended and restated certificate of incorporation, we are authorized to issue shares of preferred stock in one or more classes or series. Our board of directors has the sole discretion to determine the number of each class or series and the voting powers, designations, preferences, limitations, restrictions, relative rights, and distinguishing designation of each class or series of preferred stock. Each series of preferred stock will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of our liquidation, dissolution or winding up, voting rights, and rights to convert into common stock.

Warrants

We may issue warrants for the purchase of common stock or preferred stock. We may issue warrants independently or together with other securities.

Units

We may issue units comprised of one or more of the other classes of securities issued by us as described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit.

RISK FACTORS

Investing in our securities involves a high degree of risk. Please see the risk factors described under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 on file with the SEC, which is incorporated by reference in this prospectus and in any accompanying prospectus supplement. Before making an investment decision, you should carefully consider these risks as well as information we include or incorporate by reference in this prospectus and in any accompanying prospectus supplement. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

FORWARD-LOOKING STATEMENTS

This prospectus and each prospectus supplement includes and incorporates forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All statements, other than statements of historical fact, included or incorporated in this prospectus or any prospectus supplement regarding our strategy, prospects, plans, objectives, future operations, future revenue and earnings, projected margins and expenses, technological innovations, future products or product development, product development strategies, potential acquisitions or strategic alliances, the success of particular product or marketing programs, the amount of revenue generated as a result of sales to significant customers, financial position, and liquidity and anticipated cash needs and availability are forward-looking statements. The words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “would,” and similar expressions are intended to identify forward-looking statements.

Actual results or events could differ materially from the forward-looking statements we make. Among the factors that could cause actual results to differ materially are the factors discussed under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018. We also will include or incorporate by reference in each prospectus supplement important factors that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Should one or more known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated, projected, or implied by these forward-looking statements. You should consider these factors and the other cautionary statements made in this prospectus, any prospectus supplement, or the documents we incorporate by reference in this prospectus as being applicable to all related forward-looking statements wherever they appear in this prospectus, any prospectus supplement, or the documents incorporated by reference. While we may elect to update forward-looking statements wherever they appear in this prospectus, any prospectus supplement, or the documents incorporated by reference, we do not assume, and specifically disclaim, any obligation to do so, whether as a result of new information, future events, or otherwise, except as required by U.S. federal securities law. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments we may make.

PROSPECTUS SUPPLEMENTS

This prospectus provides you with a general description of the proposed offering of our securities. Each time that we or the selling stockholders sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may add to, update, or change information contained in this prospectus and should be read as superseding this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

The prospectus supplement will describe the terms of any offering of securities, including the offering price to the public in that offering, the purchase price and net proceeds of that offering, and the other specific terms related to that offering of securities.

USE OF PROCEEDS

Except as may be otherwise set forth in any prospectus supplement accompanying this prospectus, we will use the net proceeds we receive from sales of securities offered hereby for the repayment of indebtedness outstanding from time to time and for general corporate purposes, which may include working capital, capital expenditures, acquisitions, and repurchases of our common stock or other securities. Pending these uses, the net proceeds may also be temporarily invested in cash equivalents or short-term securities. When specific securities are offered, the prospectus supplement relating thereto will set forth our intended use of the net proceeds that we receive from the sale of such securities. We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders.

SECURITIES WE MAY OFFER

The following is a general description of the terms and provisions of the securities we and the selling stockholders may offer and sell by this prospectus. These summaries are not meant to be complete. This prospectus and the applicable prospectus supplement will contain the material terms and provisions of each security. A prospectus supplement, which we will provide each time we or the selling stockholders offer securities, will describe the specific amounts, prices, and terms of the securities we or the selling stockholders offer. Any prospectus supplement may also add, update, or change information contained in this prospectus, including the material terms and provisions of the securities as described in this prospectus. We will also include in the prospectus supplement information, when applicable, about material U.S. federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

We may offer up to $20,000,000 of common stock, preferred stock, warrants, and units in one or more offerings and in any combination. In addition, the selling stockholders may sell up to 4,296,915 shares of our common stock from time to time in one or more offerings.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF COMMON STOCK

This section describes the general terms of our common stock. A prospectus supplement may provide information that is different from this prospectus. If the information in the prospectus supplement with respect to our common stock being offered differs from this prospectus, you should rely on the information in the prospectus supplement. A copy of our third amended and restated articles of incorporation has been incorporated by reference from our filings with the SEC as an exhibit to the registration statement of which this prospectus forms a part. Our common stock and the rights of the holders of our common stock are subject to the applicable provisions of the Nevada Private Corporations Code, Title 78 of the Nevada Revised Statutes, which we refer to as “Nevada law,” our third amended and restated articles of incorporation, our second amended and restated bylaws, the rights of the holders of our preferred stock, if any, as well as some of the terms of our credit agreement and any other outstanding indebtedness.

As of March 15, 2019, under our third amended and restated articles of incorporation, we had the authority to issue 200,000,000 shares of common stock, par value $0.001 per share, of which 15,328,870 shares of our common stock were outstanding as of that date.

The following description of our common stock, and any description of our common stock in a prospectus supplement may not be complete and is subject to, and qualified in its entirety by reference to, Nevada law and the actual terms and provisions contained in our third amended and restated articles of incorporation and our second amended and restated bylaws, each as amended from time to time.

Dividend Rights

Subject to limitations under Nevada law and preferences that may apply to any then-outstanding shares of preferred stock, holders of common stock are entitled to share in all dividends or other distributions when, as, and if declared by our board of directors. The right of our board of directors to declare dividends or make any distributions to our stockholders, however, is subject to any indebtedness outstanding from time to time and the availability of sufficient funds under Nevada law to pay dividends.

Voting Rights

Each outstanding share of common stock is entitled to one vote per share of record on all matters submitted to a vote of stockholders and to vote together as a single class for the election of directors and in respect of other corporate matters. At a meeting of stockholders at which a quorum is present, for all matters other than a vote on certain corporate changes and the election of directors, an affirmative vote of the majority of the votes cast decides all questions.

Directors will be elected by a plurality of the votes of the holders of the shares of common stock present in person or by proxy at the meeting. Holders of shares of common stock do not have cumulative voting rights. A vote of holders of a majority of our outstanding shares of common stock is required to effectuate certain fundamental corporate changes such as certain mergers and reorganizations or an amendment to our third amended and restated articles of incorporation.

Miscellaneous

Holders of our common stock have no preemptive rights, no conversion rights, and there are no redemption provisions applicable to our common stock. We are authorized to issue 10,000,000 shares of preferred stock, par value $0.001 per share. Our board of directors is authorized to issue from time to time, without stockholder authorization, in one or more designated series or classes, any or all of the authorized but unissued shares of preferred stock with such dividend, redemption, conversion, and exchange provisions as may be provided in the particular series. Any series of preferred stock may possess voting, dividend, liquidation, and redemption rights superior to that of our common stock. The rights of the holders of our common stock will be subject to and may be adversely affected by the rights of the holders of any preferred stock that may be issued by us in the future. As of the date of this registration statement, no class or series of preferred stock has been designated and no shares of preferred stock have been issued.

Options and Other Stock-Based Rights

From time to time, we have issued and expect to continue to issue options and other stock-based rights, including restricted stock units, or RSUs, to various lenders, investors, advisors, consultants, employees, officers, and directors of our company. As of March 15, 2019, we had outstanding stock options to purchase 2,187,483 shares of our common stock at a weighted average exercise price of $5.96 per share, of which 1,200,417 shares of common stock were issuable upon exercise of vested stock options as of that date.

Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “QRHC.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company, 1 State Street, 30th Floor, New York, New York 10004.

DESCRIPTION OF PREFERRED STOCK

This section describes the general terms of our preferred stock to which any prospectus supplement may relate. A prospectus supplement will describe the terms relating to any preferred stock to be offered by us in greater detail and may provide information that is different from terms described in this prospectus. If the information in the prospectus supplement with respect to the particular preferred stock being offered differs from this prospectus, you should rely on the information in the prospectus supplement. A copy of our third amended and restated certificate of incorporation has been incorporated by reference from our filings with the SEC as an exhibit to the registration statement. A certificate of designation or amendment to our third amended and restated certificate of incorporation will specify the terms of the preferred stock being offered, and will be filed or incorporated by reference as an exhibit to the registration statement before the preferred stock is issued. The following description of our preferred stock, and any description of the preferred stock in a prospectus supplement, may not be complete and is subject to, and qualified in its entirety by reference to, Nevada law and the actual terms and provisions contained in our third amended and restated certificate of incorporation and second amended and restated bylaws, each as amended from time to time.

As of March 15, 2019, under our third amended and restated certificate of incorporation, we had the authority to issue 10,000,000 shares of preferred stock, par value $0.001 per share, which are issuable in classes or series on terms to be determined by our board of directors. Accordingly, our board of directors is authorized, without action by the stockholders, to issue preferred stock from time to time with such voting powers, designations, preferences, limitations, restrictions, relative rights, and distinguishing designation of each class or series of stock as it may determine in its sole discretion. All shares of any one series of our preferred stock will be identical. All series shall rank equally and shall provide for other terms as described in the applicable prospectus supplement. As of the date of this registration statement, no class or series of preferred stock has been designated and no shares of preferred stock have been issued.

Terms of Preferred Stock to Be Offered

Unless provided in a prospectus supplement, the shares of our preferred stock to be issued will have no preemptive rights. Any prospectus supplement offering our preferred stock will furnish the following information with respect to the preferred stock offered by that prospectus supplement:

•	the title and stated value of the preferred stock;

•	the number of shares of preferred stock to be issued and the offering price of the preferred stock;

•	any dividend rights;

•	any dividend rates, periods, or payment dates, or methods of calculation of dividends applicable to the preferred stock;

•	the date from which distributions on the preferred stock shall accumulate, if applicable;

•	the terms and conditions, if applicable, upon which the preferred stock will be convertible into our common stock, including the conversion price (or manner of calculation thereof);

•	any right to convert the preferred stock into a different type of security;

•	any voting rights attributable to the preferred stock;

•	any rights and preferences upon our liquidation, dissolution, or winding up of our affairs;

•	any terms of redemption;

•	the procedures for any auction and remarketing, if any, for the preferred stock;

•	the provisions for a sinking fund, if any, for the preferred stock;

•	any listing of the preferred stock on any securities exchange;

•	a discussion of federal income tax considerations applicable to the preferred stock;

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the relative ranking and preferences of the preferred stock as to distribution rights (including whether any liquidation preference as to the preferred stock will be treated as a liability for purposes of determining the availability of assets for distributions to holders of stock ranking junior to the shares of preferred stock as to distribution rights);

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any limitations on issuance of any series of preferred stock ranking senior to or on a parity with the series of preferred stock being offered as to distribution rights and rights upon the liquidation, dissolution, or winding up or our affairs; and

•	any other specific terms, preferences, rights, limitations, or restrictions of the preferred stock.

Rank

Unless otherwise indicated in the applicable prospectus supplement, shares of our preferred stock will rank, with respect to payment of distributions and rights upon our liquidation, dissolution, or winding up, and allocation of our earnings and losses:

•	senior to all classes or series of our common stock and to all of our equity securities ranking junior to the preferred stock;

•	on a parity with all equity securities issued by us, the terms of which specifically provide that these equity securities rank on a parity with the preferred stock; and

•	junior to all equity securities issued by us, the terms of which specifically provide that these equity securities rank senior to the preferred stock.

Distributions

Subject to any preferential rights of any outstanding stock or series of stock, our preferred stockholders may be entitled to receive distributions when, as, and if declared by our board of directors, out of legally available funds and to share pro rata based on the number of preferred shares, common stock, and other parity equity securities outstanding. The rates and dates of payment of dividends will be set forth in the prospectus supplement relating to the applicable series of preferred stock. Dividends will be payable to holders of record of preferred stock as they appear on our books or, if applicable, the records of the depositary referred to below on the record dates fixed by the board of directors. Dividends on a series of preferred stock may be cumulative or noncumulative.

We may not declare, pay, or set apart for payment dividends on the preferred stock unless full dividends on other series of preferred stock that rank on an equal or senior basis have been paid or sufficient funds have been set apart for payment for:

•	all prior dividend periods of other series of preferred stock that pay dividends on a cumulative basis; or

•	the immediately preceding dividend period of other series of preferred stock that pay dividends on a noncumulative basis.

Partial dividends declared on shares of preferred stock and each other series of preferred stock ranking on an equal basis as to dividends will be declared pro rata. A pro rata declaration means that the ratio of dividends declared per share to accrued dividends per share will be the same for each series of preferred stock. Similarly, we may not declare, pay, or set apart for payment non-stock dividends or make other payments on the common stock or any other of our stock ranking junior to the preferred stock until full dividends on the preferred stock have been paid or set apart for payment for:

•	all prior dividend periods if the preferred stock pays dividends on a cumulative basis; or

•	the immediately preceding dividend period if the preferred stock pays dividends on a noncumulative basis.

Voting Rights

Unless otherwise indicated in the applicable prospectus supplement, holders of our preferred stock will not have any voting rights.

Liquidation Preference

Upon the voluntary or involuntary liquidation, dissolution, or winding up of our affairs, then, before any distribution or payment shall be made to the holders of any common stock or any other class or series of stock ranking junior to the preferred stock in our distribution of assets upon any liquidation, dissolution, or winding up, the holders of each series of our preferred stock will be entitled to receive, after payment or provision for payment of our debts and other liabilities, out of our assets legally available for distribution to stockholders, liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable prospectus supplement), plus an amount, if applicable, equal to all distributions accrued and unpaid thereon (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if the preferred stock does not have a cumulative distribution). Unless otherwise specified in the applicable prospectus supplement, after payment of the full amount of the liquidating distributions to which they are entitled, the holders of preferred stock will have no right or claim to any of our remaining assets. In the event that, upon our voluntary or involuntary liquidation, dissolution, or winding up, the legally available assets are insufficient to pay the amount of the liquidating distributions on all of our outstanding preferred stock and the corresponding amounts payable on all of our other classes or series of equity securities ranking on a parity with the preferred stock in the distribution of assets upon liquidation, dissolution, or winding up, then the holders of our preferred stock and all other such classes or series of equity securities will share ratably in the distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

If the liquidating distributions are made in full to all holders of preferred stock, our remaining assets will be distributed among the holders of any other classes or series of equity securities ranking junior to the preferred stock upon our liquidation, dissolution, or winding up, according to their respective rights and preferences and in each case according to their respective number of shares of stock.

Conversion Rights

The terms and conditions, if any, upon which shares of any series of preferred stock are convertible into other securities will be set forth in the applicable prospectus supplement. These terms will include the amount and type of security into which the shares of preferred stock are convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of the preferred stock or us, the events requiring an adjustment of the conversion price, and provisions affecting conversion in the event of the redemption of that preferred stock.

Redemption

If so provided in the applicable prospectus supplement, our preferred stock will be subject to mandatory redemption or redemption at our option, in whole or in part, in each case upon the terms, at the times, and at the redemption prices set forth in such prospectus supplement. Unless we default in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of preferred stock called for redemption and all rights of holders of such shares will terminate, except for the right to receive the redemption price. No series of preferred stock will receive the benefit of a sinking fund except as set forth in the applicable prospectus supplement.

Registrar and Transfer Agent

The registrar and transfer agent for our preferred stock will be set forth in the applicable prospectus supplement.

If our board of directors decides to issue any preferred stock, it may discourage or make more difficult a merger, tender offer, business combination, or proxy contest, assumption of control by a holder of a large block of our securities, or the removal of incumbent management, even if these events were favorable to the interests of stockholders. Our board of directors, without stockholder approval, may issue preferred stock with voting and conversion rights and dividend and liquidation preferences that may adversely affect the holders of our other equity or debt securities.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase common stock (which we refer to as common stock warrants) or preferred stock warrants (which we refer to as preferred stock warrants). Any of these warrants may be issued independently or together with any other securities offered by this prospectus and may be attached to or separate from those securities. As of March 15, 2019, we had 1,733,565 outstanding common stock warrants.

While the terms we have summarized below will generally apply to any future warrants we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement. The terms of any warrants we offer under a prospectus supplement may differ from the terms we describe below.

We may issue the warrants under a warrant agreement, which we will enter into with a warrant agent to be selected by us. Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

We will incorporate by reference into the registration statement of which this prospectus forms a part the form of warrant agreement, including a form of warrant certificate, that describes the terms of the series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement applicable to a particular series of warrants. We urge you to read the applicable prospectus supplements related to the warrants that we sell under this prospectus, as well as the complete warrant agreements that contain the terms of the warrants.

We will set forth in the applicable prospectus supplement the terms of the warrants in respect of which this prospectus is being delivered, including, when applicable, the following:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	the designation, number, and terms of the securities purchasable upon exercise of the warrants;

•	the designation and terms of the other securities, if any, with which the warrants are issued and the number of warrants issued with each such security;

•	the date, if any, on and after which the warrants and the related underlying securities will be separately transferable;

•	the price at which each underlying security purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants will commence and the date on which such right will expire;

•	the minimum amount of the warrants that may be exercised at any one time;

•	any information with respect to book-entry procedures;

•	the effect of any merger, consolidation, sale, or other disposition of our business on the warrant agreement and the warrants;

•	any other terms of the warrants, including terms, procedures, and limitations relating to the transferability, exchange, and exercise of such warrants;

•	the terms of any rights to redeem or call, or accelerate the expiration of, the warrants;

•	the date on which the right to exercise the warrants begins and the date on which that right expires;

•	the U.S. federal income tax consequences of holding or exercising the warrants; and

•	any other specific terms, preferences, rights, or limitations of, or restrictions on, the warrants.

Unless specified in an applicable prospectus supplement, common stock warrants and preferred stock warrants will be in registered form only.

A holder of warrant certificates may exchange them for new certificates of different denominations, present them for registration of transfer, and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any common stock warrants or preferred stock warrants are exercised, holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or to exercise any voting rights, except to the extent set forth under the heading “Warrant Adjustments” below.

Exercise of Warrants

Each warrant will entitle the holder to purchase for cash shares of common stock or preferred stock at the applicable exercise price set forth in, or determined as described in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised by delivering to the corporation trust office of the warrant agent or any other office indicated in the applicable prospectus supplement (a) the warrant certificate properly completed and duly executed and (b) payment of the amount due upon exercise. As soon as practicable following exercise, we will forward the shares of common stock or preferred stock. If less than all of the warrants represented by a warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or a part of the exercise price for the warrants.

Amendments and Supplements to the Warrant Agreements

We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants to cure ambiguities in the warrant agreement, to cure or correct a defective provision in the warrant agreement, or to provide for other matters under the warrant agreement that we and the warrant agent deem necessary or desirable, so long as, in each case, such amendments or supplements do not materially and adversely affect the interests of the holders of the warrants.

Warrant Adjustments

Unless the applicable prospectus supplement states otherwise, the exercise price of, and the number of securities covered by, a common stock warrant or preferred stock warrant will be adjusted proportionately if we subdivide or combine our common stock or preferred stock, as applicable. In addition, unless the prospectus supplement states otherwise, if we, without payment:

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issue capital stock or other securities convertible into or exchangeable for common stock or preferred stock, or any rights to subscribe for, purchase, or otherwise acquire any of the foregoing, as a dividend or distribution to holders of our common stock or preferred stock;

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pay any cash to holders of our common stock or preferred stock other than a cash dividend paid out of our current or retained earnings or other than in accordance with the terms of the preferred stock;

•	issue any evidence of our indebtedness or rights to subscribe for or purchase our indebtedness to holders of our common stock or preferred stock; or

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issue common stock or preferred stock or additional stock or other securities or property to holders of our common stock or preferred stock by way of spinoff, split-up, reclassification, combination of shares, or similar corporate rearrangement, then the holders of common stock warrants or preferred stock warrants, as applicable, will be entitled to receive upon exercise of the warrants, in addition to the securities otherwise receivable upon exercise of the warrants and without paying any additional consideration, the amount of stock and other securities and property such holders would have been entitled to receive had they held the common stock or preferred stock, as applicable, issuable under the warrants on the dates on which holders of those securities received or became entitled to receive such additional stock and other securities and property.

Except as stated above, the exercise price and number of securities covered by a common stock warrant and preferred stock warrant, and the amounts of other securities or property to be received, if any, upon exercise of those warrants, will not be adjusted or provided for if we issue those securities or any securities convertible into or exchangeable for those securities, or securities carrying the right to purchase those securities or securities convertible into or exchangeable for those securities.

Holders of common stock warrants and preferred stock warrants may have additional rights under the following circumstances:

•	certain reclassifications, capital reorganizations, or changes of the common stock or preferred stock, as applicable;

•	certain share exchanges, mergers, or similar transactions involving us and which result in changes of the common stock or preferred stock, as applicable; or

•	certain sales or dispositions to another entity of all or substantially all of our property and assets.

If one of the above transactions occurs and holders of our common stock or preferred stock are entitled to receive stock, securities, or other property with respect to or in exchange for their securities, the holders of the common stock warrants and preferred stock warrants then outstanding, as applicable, will be entitled to receive upon exercise of their warrants the kind and amount of shares of stock and other securities or property that they would have received upon the applicable transaction if they had exercised their warrants immediately before the transaction.

DESCRIPTION OF UNITS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. Units may be offered independently or together with common stock and warrants offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference into the registration statement of which this prospectus forms a part the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units. The following summaries of material provisions of the units and the unit agreements are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the units that we sell under this prospectus, as well as the complete unit agreements that contain the terms of the units.

General

We may issue units consisting of common stock, preferred stock, and/or warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time, or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including the following:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Common Stock,” “Description of Preferred Stock,” and “Description of Warrants,” will apply to each unit and to any common stock, preferred stock, or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit, without the consent of the related unit agent or the holder of any other unit, may enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

We, the unit agent, and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purposes and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

CERTAIN PROVISIONS OF NEVADA LAW AND

OUR CHARTER AND BYLAWS

The following paragraphs summarize certain provisions of Nevada law and our third amended and restated articles of incorporation and second amended and restated bylaws. The summary does not purport to be complete and is subject to and qualified in its entirety by reference to Nevada law and to our third amended and restated articles of incorporation and second amended and restated bylaws, copies of which are on file with the SEC as exhibits to reports previously filed by us. See “Where You Can Find More Information.”

General

Certain provisions of our third amended and restated articles of incorporation and second amended and restated bylaws and Nevada law could make our acquisition by a third party, a change in our incumbent management, or a similar change in control more difficult, including:

•	an acquisition of us by means of a tender or exchange offer;

•	an acquisition of us by means of a proxy contest or otherwise; or

•	the removal of a majority or all of our incumbent officers and directors.

These provisions, which are summarized below, are likely to discourage certain types of coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that these provisions help to protect our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us, and that this benefit outweighs the potential disadvantages of discouraging such a proposal because our ability to negotiate with the proponent could result in an improvement of the terms of the proposal. The existence of these provisions which are described below could limit the price that investors might otherwise pay in the future for our securities. This description is intended as a summary only and is qualified in its entirety by reference to our third amended and restated articles of incorporation and second amended and restated bylaws, as well as Nevada law.

Third Amended and Restated Articles of Incorporation and Second Amended and Restated Bylaws

Authorized But Unissued Capital Stock. We have shares of common stock and preferred stock available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of the Nasdaq Capital Market. We may utilize these additional shares for a variety of corporate purposes, including for future public offerings to raise additional capital or facilitate corporate acquisitions or for payment as a dividend on our capital stock. The existence of unissued and unreserved common stock and preferred stock may enable our board of directors to issue shares to persons friendly to current management or to issue preferred stock with terms that could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a controlling interest in our company by means of a merger, tender offer, proxy contest, or otherwise. In addition, if we issue preferred stock, the issuance could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation.

Blank Check Preferred Stock. Our board of directors, without stockholder approval, has the authority under our third amended and restated articles of incorporation to issue preferred stock with rights superior to the rights of the holders of common stock. As a result, preferred stock could be issued quickly and easily, could impair the rights of holders of common stock, and could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult.

Classified Board of Directors. Our third amended and restated articles of incorporation provide for a board of directors comprised of three classes of directors, with each class serving a three-year term beginning and ending in different years than those of the other two classes. Only one class of directors will be elected at each annual meeting of stockholders, with the other classes continuing for the remainder of their respective three-year terms. As a result, it will be harder for the existing stockholders to replace our board of directors or for another party to obtain control of our company by replacing our board of directors.

Number of Directors; Removal; Filling Vacancies. Our third amended and restated articles of incorporation and second amended and restated bylaws provide that the number of directors shall be fixed by resolution of our board of directors from time to time. Our second amended and restated bylaws provide that directors may be removed without cause by the affirmative vote of a majority of the outstanding shares entitled to vote. Our second amended and restated articles of incorporation and second amended and restated bylaws provide that vacancies on our board of directors may be filled solely by a majority vote of the remaining directors, even though less than a quorum. The stockholders may fill a vacancy only if there are no directors in office.

Stockholder Meetings. Our second amended and restated bylaws provide that stockholders may not call a special meeting of stockholders. Rather, only our board of directors or the chairman of our board of directors may call special meetings of stockholders. Our second amended and restated bylaws also provide that the business of special meetings of stockholders shall be confined to the purposes stated in the notice of the meeting.

Requirements for Advance Notification of Stockholder Nominations and Proposals. Our second amended and restated bylaws provide that a stockholder seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of stockholders, must provide timely notice of this intention in writing. To be timely, a stockholder must deliver or mail the notice and we must receive the notice at our principal executive offices not later than 60 and not earlier than 90 days prior to the first anniversary of the preceding year’s annual meeting, subject to certain exceptions. Our second amended and restated bylaws also specify requirements as to the form and content of the stockholder’s notice. These provisions could delay stockholder actions that are favored by the holders of a majority of our outstanding stock until the next stockholders’ meeting.

Nevada Anti-Takeover Provisions

Nevada law contains both (i) a control share statute, which generally denies voting rights to the shares of any person who acquires a controlling interest in certain Nevada corporations unless the voting rights of such shares are approved by a majority of the disinterested voting power of the corporation; and (ii) an affiliate transaction statute, which generally prevents certain business combinations between a Nevada corporation and the beneficial owners of 10% or more of the voting shares of such corporation.

Limitation of Liability and Indemnification

Nevada law authorizes a Nevada corporation to limit the personal liability of directors and officers to the corporation, its stockholders, or its creditors for damages for certain actions or failures to act in their capacity as a director of officer. We believe that such a provision is beneficial in attracting and retaining qualified officers and directors, and accordingly, our third amended and restated articles of incorporation include provisions limiting the liability of our officers and directors to the fullest extent permitted by Nevada law. In addition, our second amended and restated bylaws provide that we may indemnify our officers and directors to the fullest extent permitted by Nevada law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling us under the provisions that we describe above or otherwise, we have been informed that in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Our second amended and restated bylaws also permit us to purchase and maintain insurance on behalf of any officer or director for any liability arising out of his or her actions in that capacity, regardless of whether our second amended and restated bylaws would otherwise permit indemnification for that liability.

SELLING SECURITY HOLDERS

This prospectus also relates to the possible resale by certain of our stockholders (referred to in this prospectus as the selling stockholders) of up to 4,296,915 shares of our common stock that were issued and outstanding prior to the original date of filing of the registration statement of which this prospectus forms a part.

The following table sets forth certain information regarding the beneficial ownership of shares of our common stock as of March 15, 2019, by the selling stockholders. The information in the table below is based upon information provided to us by the selling stockholders. The selling stockholders may sell all, some, or none of their shares registered pursuant to the registration statement of which this prospectus is a part. See “Plan of Distribution.” Unless otherwise noted, the person identified possesses sole voting and investment power with respect to the shares set forth below.

				Ownership After Offering (1)
Selling Stockholder	Number of Shares Beneficially Owned (2)	Percent	Number of Shares that May be Sold	Number of Shares	Percent
Southwest Green Investments, L.L.C. (3)	3,668,863	23.9%	1,950,000	1,718,863	11.2%
Jeffrey D. Forte (4)	1,660,018	10.8%	500,000	1,160,018	7.5%
Bear & Bug, L.P. (5)	1,846,915	12.1%	1,846,915	—	—

(1)

The ownership percentage is based on 15,328,870 shares of common stock outstanding as of March 15, 2019 plus the number of shares that the selling stockholder has the right to acquire within 60 days of March 15, 2019, and assumes the sale of all of the shares offered by the selling stockholder pursuant to this prospectus and the sale of no shares by us.

(2)

The ownership percentage is based on 15,328,870 shares of common stock outstanding as of March 15, 2019 plus the number of shares the selling stockholder has the right to acquire within 60 days of March 15, 2019.

(3)

Mitchell A. Saltz, a director of our company, controls the investment decisions with respect to all such shares. Southwest Green Investments, L.L.C. is owned by a limited partnership in which Mr. Saltz owns an indirect interest.

(4)	Includes 62,500 shares issuable upon exercise of vested stock options. Mr. Forte is a director of our company.
(5)	Brian S. Dick controls the investment decisions with respect to all such shares.

PLAN OF DISTRIBUTION

We or the selling stockholders may sell the securities described in this prospectus from time to time in one or more of the following ways:

•	to or through underwriters or dealers;

•	directly to one or more purchasers;

•	through agents; or

•	through a combination of any of these methods of sale.

The prospectus supplement with respect to the offered securities will describe the terms of the offering, including the following:

•	the name or names of any underwriters or agents;

•	any public offering price;

•	the proceeds from such sale;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

We or the selling stockholders may distribute the securities from time to time in one or more of the following ways:

•	at a fixed public offering price or prices, which may be changed;

•	at prices relating to prevailing market prices at the time of sale;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

Unless otherwise indicated in the applicable prospectus supplement, if we or the selling stockholders use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price, or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. Unless otherwise indicated in a prospectus supplement, the underwriters will be obligated to purchase all the securities of the series offered if they purchase any of the securities of that series. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. We or the selling stockholders may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement naming the underwriter the nature of any such relationship. We or the selling stockholders may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis. We or the selling stockholders may also sell securities directly to one or more purchasers without using underwriters or agents.

Underwriters, dealers, or agents may receive compensation in the form of discounts, concessions, or commissions from us, the selling stockholders, or from purchasers of the securities as their agents in connection with the sale of the securities. These underwriters, dealers, or agents may be considered to be underwriters under the Securities Act. As a result, discounts, concessions, or commissions on resale received by underwriters, dealers, or agents may be treated as underwriting discounts and commissions. Each prospectus supplement will identify any underwriter, dealer, or agent and describe any compensation received by them from us. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is listed on the Nasdaq Capital Market. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

In connection with any offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions, and penalty bids in accordance with Regulation M under the Exchange Act.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•

Over-allotment involves sales by the underwriters of shares of our common stock in excess of the number of shares the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares of our common stock over-allotted by the underwriters is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares of our common stock involved is greater than the number of shares in the over-allotment option. The underwriters may close out any covered short position by either exercising their over-allotment option or purchasing shares of our common stock in the open market.

•

Syndicate covering transactions involve purchases of our common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares of our common stock available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option so that if there is a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares of our common stock in the open market after the pricing of any offering that could adversely affect investors who purchase in that offering.

•

Penalty bids permit the representatives of the underwriters to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, over-allotments, syndicate covering transactions, and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the Nasdaq Capital Market or otherwise and, if commenced, may be discontinued at any time.

Underwriters, dealers, and agents may be entitled under agreements entered into with us to indemnification against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments they may be required to make in respect of these liabilities. Underwriters, dealers, and agents and their affiliates may be customers of, may engage in transactions with, or perform services for our company in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon by Greenberg Traurig, LLP, Phoenix, Arizona.

EXPERTS

The financial statements incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2018, have been audited by Semple, Marchal & Cooper, LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports; proxy statements; and other information with the SEC under the Exchange Act. Through our website at www.qrhc.com, you may access, free of charge, our filings, as soon as reasonably practical after we electronically file them with or furnish them to the SEC. Other information contained in our website is not incorporated by reference in, and should not be considered a part of, this prospectus or any accompanying prospectus supplement. You also may read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC’s website at www.sec.gov.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC to register the securities offered hereby under the Securities Act. This prospectus does not contain all of the information included in the registration statement, including certain exhibits. You may obtain the registration statement and exhibits to the registration statement from the SEC at the address listed above or from the SEC’s Internet website.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this prospectus. Information that we file with the SEC in the future and incorporate by reference in this prospectus automatically updates and supersedes previously filed information as applicable.

We incorporate by reference into this prospectus the following documents filed by us with the SEC, other than any portion of any such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on March 14, 2019.

•	Current Report on Form 8-K filed with the SEC on March 15, 2019.

•

The description of our common stock contained in the Registration Statement on Form 8-A (Registration No. 001-36451), filed with the SEC on May 9, 2014, including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering of the securities described in this prospectus, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding those documents or portions of those documents deemed furnished and not filed with the SEC.

You should rely only on the information incorporated by reference or provided in this prospectus. Neither we nor the selling stockholders have authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, at no cost to the requester, a copy of any or all of the information that is incorporated by reference in this prospectus. Requests for such information should be directed to:

Quest Resource Holding Corporation

Attention: Corporate Secretary

3481 Plano Parkway

The Colony, Texas 75056

(972) 464-0004

Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this prospectus or any accompanying prospectus supplement, or in any other document that is subsequently filed with the SEC and incorporated by reference, modifies, or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this prospectus or any accompanying prospectus supplement, except as so modified or superseded. Since information that we later file with the SEC will update and supersede previously incorporated information, you should look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or any accompanying prospectus supplement or in any documents previously incorporated by reference have been modified or superseded.

Shares of Common Stock

PROSPECTUS Supplement

Roth Capital Partners

August    , 2020